UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 5, 2017 (August 30, 2017)

POLLEX, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-49933	95-4886472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4th Floor, 15-14, Samsan-ro 308beon-gil

Nam-gu, Ulsan, 44715 Republic of Korea

(Address of principal executive offices) (zip code)

+82-70-7204-9352

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Copy to:

Darrin M. Ocasio, Esq.

Sichenzia Ross Ference Kesner LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).[  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors and Principal Officers, Election of Directors, Appointment of Principal Officers

On August 30, 2017, the Board of Directors (the “Board”) of Pollex, Inc. (the “Company”) appointed Woo Seok “Lukas” Kim to the position of Secretary of the Company, effective immediately.

Woo Seok “Lukas” Kim, 27. Woo Seok ‘Lukas’ Kim graduated in 2012 from the University of Illinois at Urbana-Champaign with a degree in Psychology. His career in maritime field began in 2013, serving as a Republic Of Korea Marine Corps military police officer of the 6th brigade in Bangryung Island. During his early tenures at Korean Institute of Ocean Science & Technology, where he worked during 2013, and GMT, Co., Ltd., where he worked from 2015 to 2016, he worked as both a translator and assistant project manager for international maritime projects, including S-100 development, Bangladesh Global Maritime Distress and Safety System and Malaysia Smart Surveillance System. Since 2016, Lukas Kim has been an investor relations manager and U.S. representative of eMarine Inc.

There is no arrangement or understanding with any person pursuant to which Mr. Kim was selected as Secretary. Lukas Kim is the son of the Company’s Chief Executive Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLLEX, INC.

Dated: September 5, 2017	By:	/s/ Ung Gyu Kim
	Name:	Ung Gyu Kim
	Title:	Chief Executive Officer